UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Agreement.

On August 11, 2006, The Mills Corporation signed a binding letter of intent to sell its interest in Vaughan Mills (Ontario, Canada), St. Enoch Centre (Glasgow, Scotland) and Madrid Xanadú (Madrid, Spain) to Ivanhoe Cambridge, Inc. for approximately US$981 million, before transaction costs. A copy of the press release dated August 14, 2006 relating to the proposed transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Agreement.

As reported in the Current Report on Form 8-K filed by The Mills Corporation and The Mills Limited Partnership on April 5, 2006, effective April 1, 2006, the employment of Kenneth R. Parent, formerly Chief Operating Officer of The Mills Corporation, terminated. As also reported in that Form 8-K, pending the determination of any severance that may be provided to Mr. Parent as a result of the termination of his employment, The Mills Corporation agreed to pay Mr. Parent $20,000 per month for making himself available on business issues and to continue his existing health insurance benefits to the extent consistent with the applicable benefit plans. On August 9, 2006, The Mills Corporation notified Mr. Parent that, following the payment of a pro-rated amount through that date, no further monthly payments would be made and that his health insurance benefits would be terminated as of August 31, 2006. Payments and benefits provided on the same basis to Nicholas McDonough, formerly Executive Vice President, Asset Management of The Mills Corporation, were terminated at the same time. Separately, on July 20, 2006, The Mills Corporation extended the post-employment option exercise period of a total of 77,030 stock options held by Mr. Parent from July 31, 2006 to August 31, 2006.

On July 31, 2006, James A. Napoli, Executive Vice President, Leasing of The Mills Corporation, delivered notice to The Mills Corporation that he was terminating his employment for “good reason” as a result of the reassignment in June 2006 of his responsibilities for in-line leasing to another officer. The termination will become effective on or before October 27, 2006. Pursuant to the terms of his employment agreement dated March 16, 2006, Mr. Napoli will become entitled to receive a severance payment of approximately $1,461,000 plus a pro-rated short-term performance incentive plan payment of approximately $173,000 based on his target award for 2006 under that plan. He will also be entitled to 24 months of continued coverage under The Mills Corporation’s medical, vision and dental plans, its long-term disability and long-term care plans, and its supplemental life insurance plan. Under The Mills Corporation’s short-term performance incentive plan, Mr. Napoli is also eligible to receive between 0% to 55% of his base salary as a bonus for 2005 depending on The Mills Corporation’s performance for that year. Additional amounts may be payable to him under The Mills Corporation’s long-term performance plan for the 2003-2005, 2004-2006, 2005-2007 and 2006-2008 performance cycles, which amounts are not determinable at this time. These payments are conditioned upon receipt of a release of any claims from Mr. Napoli in favor of The Mills Corporation. The Mills Corporation has a contractual right to recover any award or payment made to Mr. Napoli, less the amount of any net tax owed by Mr. Napoli with respect to such award or payment, if it is ever determined by its Board of Directors that actions by Mr. Napoli have constituted wrongdoing that contributed to any material misstatement in or omission from any report or statement filed by The Mills Corporation with the Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to The Mills Corporation, or fraud.

As previously reported in a Current Report on Form 8-K filed on April 5, 2006, as part of a reduction in force, effective May 2, 2006, the employment of James F. Dausch, formerly President, Development Division, terminated.

After giving effect to the management changes described above and in Item 5.02, The Mills Corporation currently has the following executive officers:

Laurence C. Siegel – Chairman of the Board and Chief Executive Officer

Mark S. Ordan – Chief Operating Officer

Richard J. Nadeau – Executive Vice President and Chief Financial Officer

F. Scott Ball – Executive Vice President, Asset Management

D. Gregory Neeb – Executive Vice President and Chief Investment Officer

Item 2.06. Costs Associated with Exit or Disposal Activities.

In connection with the planned sale of its European operations as described in Item 1.01, The Mills Corporation expects that it will incur severance and lease termination costs currently estimated at approximately $5.0 million, which are anticipated to result in future cash expenditures of an equivalent amount.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 11, 2006, Mark Ettenger’s service as President of The Mills Corporation terminated, but he remains employed by The Mills Corporation and continues to receive salary and benefits as provided in his employment agreement dated as of February 2, 2004. No determination has been made as to any payments or benefits to which Mr. Ettenger may be entitled under the terms of his employment agreement.

Item 8.01. Other Events.

As previously reported in a Current Report on Form 8-K filed by The Mills Corporation and The Mills Limited Partnership on June 27, 2006, The Mills Corporation formed a Special Committee of the Board, consisting of Edward S. Civera as chairman, Harry H. Nick, S. Joseph Bruno and Robert P. Pincus, to, among other things, review, analyze and present its findings to the Board of Directors regarding any proposed strategic transaction. Each committee member receives a monthly fee of $10,000. On August 8, 2006, the Board of Directors of The Mills Corporation appointed Joseph B. Gildenhorn and John M. Ingram as additional members of the Special Committee.

2

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	August 14, 2006 press release.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Operating Officer

Date: August 15, 2006

4

EXHIBIT INDEX

Exhibit No.	Description
99.1	August 14, 2006 press release.

5